Exhibit 99.1
ALIMERA SCIENCES REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
Significant Progress in Development of Lead Product Candidate Iluvien®;
IPO completed; NDA on Track for 2Q10
ATLANTA, June 3, 2010 — Alimera Sciences, Inc., (NASDAQ: ALIM), (“Alimera”), today announced financial results for the first quarter ended March 31, 2010 and provided an update on progress toward achieving its 2010 goals.
“We have made important progress recently, including announcing positive results from the two Phase 3 FAME™ trials of our lead product candidate, Iluvien, in patients with diabetic macular edema (DME),” said Dan Myers, President and Chief Executive Officer of Alimera. “We remain on track to file a New Drug Application with the U.S. Food & Drug Administration in the second quarter. This would be followed by registration filings in various European countries and Canada. If approved, we believe Iluvien will be the first drug indicated for the treatment of DME.”
“DME and other retinal diseases are not well treated with current therapies. With our estimates of more than 300,000 new cases of DME annually and data that show diabetic retinopathy causes 12,000 to 24,000 new cases of blindness each year in the United States alone, we believe the addressable market for Iluvien could reach $1 billion per year. We remain optimistic that Alimera can provide a treatment to stem the debilitating effects of DME,” said Mr. Myers.
The recently announced FAME™ clinical trial data for the use of Iluvien in the treatment of DME demonstrated safety and statistical significance for efficacy at the 24 month clinical readout using the Full Analysis Set. The trials demonstrated statistical significance for the primary efficacy endpoint, which was the difference in the percentage of patients whose best corrected visual acuity improved by 15 or more letters from baseline on the ETDRS eye chart at month 24 between the treatment and control groups.
Financial Highlights
Net income for the quarter ended March 31, 2010 was $0.2 million, or $0.12 per common share, compared with a net loss of $12.0 million, or $8.07 per common share, for the quarter ended March 31, 2009.
In the first quarter of 2010, the Company also recognized income of $4.0 million from discontinued operations for an option payment received from Bausch & Lomb to extend by two years the period during which it may develop an allergy product acquired from Alimera in 2006. Additionally, included in Alimera’s results for the first quarter of 2010 is a gain of $3.3 million associated with the decrease in the fair value of the conversion feature of Alimera’s preferred stock, compared with an expense of $4.2 million recognized in the first quarter of 2009 in connection with an increase in the fair value of the preferred stock conversion feature. The changes in fair value are primarily attributable to changes in the estimated fair value of Alimera’s common stock.
Research and development expenses for the quarter ended March 31, 2010 totaled $3.1 million, compared to $4.5 million for the first quarter of 2009. General and administrative expenses were $0.9 million for the first quarter of 2010, compared to $0.8 million for the first quarter of 2009. Marketing expenses were $0.3 million for the first quarter of 2010, compared to $0.2 million for the first quarter of 2009.
As of March 31, 2010, Alimera had cash, cash equivalents and marketable securities of $14.2 million, compared to $4.9 million as of December 31, 2009.
On April 21, 2010, Alimera completed its initial public offering of 6.55 million shares of common stock, resulting in net proceeds to Alimera of approximately $68.4 million. The closing of the sale of these shares occurred on April 27, 2010 and, therefore, the proceeds from the sale and the impact of the offering on earnings per share are not included in Alimera’s first quarter 2010 financial results. On April 27, 2010 the Company used a portion of these proceeds to pay off a $15 million note payable to the licensor of the Iluvien technology, pSivida US, Inc. Following the offering, the Company had 31,051,053 shares of common stock outstanding.
Conference Call to be Held Today
Alimera will hold a conference call and live webcast today at 4:30 p.m. ET. To participate in the call, please dial (877) 369-6586, in the U.S. or (253) 237-1165, for international callers. To access the live webcast, please visit the Investor Relations section on the corporate website at www.alimerasciences.com.
A replay of the conference call will be available beginning June 3, 2010 at 7:30 p.m. ET and ending on July 3, 2010 by dialing (800) 642-1687 in the U.S. or (706) 645-9291 for international callers. The Conference ID Number is: 76977260. A replay of the webcast will also be available on the corporate website for 30 days.
About Alimera Sciences, Inc.
Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently the Company is focused on diseases affecting the back of the eye, or retina. Its advanced product candidate, Iluvien, is an intravitreal insert containing fluocinolone acetonide, a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease. Iluvien is in development for the treatment of diabetic macular edema (DME), a disease of the retina that affects individuals with diabetes and can lead to severe vision loss and blindness.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s future results of operations and financial position, business strategy and plans and objectives of management for Alimera’s future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “likely,” “will,” “would,” “could,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The events and circumstances reflected in Alimera’s forward-looking statements may not occur and actual results could differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, delay in or failure to obtain regulatory approval of Alimera’s product candidates, uncertainty as to Alimera’s ability to commercialize, and market acceptance of, its product candidates, the extent of government regulations, uncertainty as to the relationship between the benefits of Alimera’s product candidates and the risks of their side-effect profiles, dependence on third-party manufacturers to manufacture Alimera’s product candidates in sufficient quantities and quality, uncertainty of clinical trial results, limited sales and marketing infrastructure, as well as other factors discussed in Alimera’s Securities and Exchange Commission filings, including Alimera’s final prospectus filed under Rule 424(b)(4) with the Securities and Exchange Commission in connection with its initial public offering.
All forward-looking statements contained in this press release are expressly qualified by the above paragraph in their entirety. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Balance Sheets
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$14,178	$4,858
Prepaid expenses and other current assets	751	634
Deferred offering costs	1,093	815

Total current assets	16,022	6,307

PROPERTY AND EQUIPMENT	229	254

TOTAL ASSETS	$16,251	$6,561

CURRENT LIABILITIES:
Accounts payable	$1,940	$1,215
Accrued expenses	2,258	3,314
Accrued interest	901	543
Outsourced services payable	1,440	1,157
Note payable	6,000	4,500
Capital lease obligations	5	6

Total current liabilities	12,544	10,735

LONG-TERM LIABILITIES:
Note payable — less current portion	9,000	10,500
Fair value of preferred stock conversion feature	36,907	36,701
Other long-term liabilities	524	708

PREFERRED STOCK:
Series A preferred stock	37,026	36,467
Series B preferred stock	41,271	40,617
Series C preferred stock	34,092	33,452
Series C-1 preferred stock	11,382	2,853
STOCKHOLDERS’ DEFICIT:
Common stock	56	54
Additional paid-in capital	5,090	4,836
Series C-1 preferred stock warrants	—	1,472
Common stock warrants	57	57
Accumulated deficit	(171,698)	(171,891)

Total stockholders’ deficit	(166,495)	(165,472)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,251	$6,561

Income Statement
(in thousands except share and per share data)

	Three Months Ended March 31,
	2010	2009
RESEARCH AND DEVELOPMENT EXPENSES	$3,065	$4,528
GENERAL AND ADMINISTRATIVE EXPENSES	904	771
MARKETING EXPENSES	247	191

OPERATING EXPENSES	4,216	5,490
INTEREST INCOME	2	23
INTEREST EXPENSE	(474)	(474)
(INCREASE) DECREASE IN FAIR VALUE OF PREFERRED STOCK CONVERSION FEATURE	3,265	(4,237)

LOSS FROM CONTINUING OPERATIONS	(1,423)	(10,178)
INCOME FROM DISCONTINUED OPERATIONS	4,000	—

NET INCOME ( LOSS)	2,577	(10,178)
PREFERRED STOCK ACCRETION	(359)	(107)
PREFERRED STOCK DIVIDENDS	(2,025)	(1,747)

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$193	$(12,032)

NET INCOME (LOSS) PER SHARE APPLICABLE TO COMMON SHAREHOLDERS — Basic and diluted	$0.12	$(8.07)

WEIGHTED — AVERAGE SHARES OUTSTANDING — Basic and diluted	1,619,011	1,490,138